UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2011

DICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 725-6550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 15, 2011, Dice Holdings, Inc. (the “Company”) held its annual meeting of stockholders.  The matters voted upon were: (1) the election of three Class I directors, (2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (3) the approval, on an advisory basis, of the compensation of the Company’s executive officers and (4) the approval, on an advisory basis, of the frequency of every “one year” for holding a future advisory vote on executive compensation.

Each of the three nominees for election to the board of directors – Peter R. Ezersky, David S. Gordon and David C. Hodgson – was elected to serve for a three-year term.  The results of the voting follows:

Nominees	For	Withheld	Broker Non-Votes
Peter R. Ezersky	55,549,516	1,916,879	1,297,125
David S. Gordon	56,752,963	713,432	1,297,125
David C. Hodgson	56,438,574	1,027,821	1,297,125

The three directors elected at the annual meeting of stockholders are Class I directors (with a term expiring at the 2014 annual meeting).  H. Raymond Bingham continues to serve as a Class II director (with a term expiring at the 2012 annual meeting), and John W. Barter, Scot W. Melland and William W. Wyman continue to serve as Class III directors (with a term expiring at the 2013 annual meeting).

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 was approved.  The results of the voting follows:

For	Against	Abstain	Broker Non-Votes
58,609,670	149,655	4,195	0

A majority of shareholders approved, on an advisory basis, the compensation of the Company’s executive officers. The results of the voting follows:

For	Against	Abstain	Broker Non-Votes
55,823,507	1,611,656	31,232	1,297,125

A majority of shareholders approved, on an advisory basis, the frequency of every “one year” for holding a future advisory vote on executive compensation.  The results of the voting follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
41,854,364	11,597,802	3,994,300	19,929	1,297,125

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

Date: April 20, 2011	By:	/s/ Brian P. Campbell
Name: Brian P. Campbell
Title: Vice President and General Counsel